EXHIBIT 1.B

                          AMERICAN GENERAL FINANCE CORPORATION
                           MEDIUM-TERM NOTES, SERIES F
                    DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


                             DISTRIBUTION AGREEMENT


                                November 1, 1999


First Union Securities, Inc.
One First Union Center, TW-10
301 South College Street
Charlotte, NC 28288-0602

Lehman Brothers Inc.
3 World Financial Center, 9th Floor
New York, New York 10285

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
World Financial Center
North Tower
New York, New York 10281-1315

Salomon Smith Barney Inc.
388 Greenwich Street, 34 th Floor
New York, New York 10013


Dear Sirs:

      AMERICAN GENERAL FINANCE CORPORATION, an Indiana corporation (the "Company"), confirms its agreement with each of you (each an "Agent" and together the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes, Series F described herein (the "Notes"). The Notes are to be issued pursuant to an Indenture, dated as of May 1, 1999 (as amended or modified from time to time, the "Indenture"), between the Company and Citibank, N.A. (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to $3,000,000,000 aggregate principal amount of Notes pursuant to the terms of this Agreement or a Distribution Agreement dated November 1, 1999 (the "Affiliated Agent Distribution Agreement") between the Company and American General Securities Incorporated ("AGSI"), an affiliate of the Company registered with the Securities and Exchange Commission (the "Commission") as a broker-dealer pursuant to Section 15(b) of the Securities Exchange Act of 1934 (the "1934 Act"). It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement or through AGSI
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pursuant to the Affiliated Agent Distribution Agreement, all as though the issuance of such Notes were authorized as of the date hereof. If the Company sells debt securities other than the Notes pursuant to the Registration Statement (as defined below), the aggregate principal amount of Notes that may be sold pursuant to the Registration Statement will be reduced.

      This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent), in which case the applicable Agent will act as an agent of the Company in soliciting offers for the purchase of Notes.

      The Company has filed with the Commission a registration statement on Form S-3 (Registration No. 333-83449) for the registration of $3,000,000,000 aggregate principal amount of debt securities, including the Notes, under the Securities Act of 1933 (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, together with any prospectus supplements or pricing supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use. The term "Prospectus" shall not, however, include any prospectus supplement which relates solely to an offering of debt securities of the Company other than the Notes. If the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement and Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      All references in this Agreement to financial statements and schedules and other information which is "disclosed", "contained", "included" or "stated" (or other references of like import) in the Registration Statement or Prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or Prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement or Prospectus, as the case may be.

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SECTION 1.  APPOINTMENT AS AGENT.

      (a) APPOINTMENT OF AGENT; PURCHASES AS PRINCIPAL. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf and through or to other dealers or agents (including, without limitation, AGSI), the Company hereby (i) appoints each Agent as a nonexclusive agent for the purpose of soliciting purchases of the Notes from the Company by others and (ii) agrees that whenever the Company determines to sell Notes directly to one or more of the Agents as principal for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof; PROVIDED, HOWEVER, that no Agent will have any obligation under this Section 1 to purchase Notes from the Company as principal; and PROVIDED FURTHER, that any sales of Notes through or to other dealers or agents that are not affiliates of the Company will be made substantially in accordance with the terms of this Agreement.

      (b) REASONABLE EFFORTS SOLICITATIONS; RIGHT TO REJECT OFFERS. Upon receipt of instructions from the Company, each Agent will use its reasonable efforts to solicit offers to purchase such principal amount of the Notes as the Company and such Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of offers to purchase Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of the Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold or of otherwise monitoring the availability of Notes for sale under the Registration Statement. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its reasonably exercised discretion, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of that Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason.

      (c) RELIANCE. The Company and the Agents agree that any Notes the placement of which the Agents arrange shall be placed by the Agents, and any Notes purchased by the Agents shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.  REPRESENTATIONS AND WARRANTIES.

      (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or to an Agent as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of the times referred to in Section 7(b) hereof, as follows:

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            (i) DUE INCORPORATION AND QUALIFICATION. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases substantial properties or conducts business, and where the failure to so qualify and be in good standing would have a material adverse effect on the business of the Company and its subsidiaries taken as a whole.

            (ii) SUBSIDIARIES. Each of the Company's subsidiaries has been duly incorporated and is validly existing as a business corporation or an insurer, as the case may be, in good standing under the laws of its jurisdiction of incorporation ("good standing" means, with respect to any subsidiary incorporated under the laws of the State of Indiana, that such subsidiary has filed its most recent biennial report required by the laws of the State of Indiana and Articles of Dissolution have not been filed in the State of Indiana with respect to such subsidiary), has corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business or licensed to transact business as an insurance company, as the case may be, and is in good standing under the laws of each other jurisdiction in which it owns or leases substantial properties, or conducts business, and where the failure so to qualify and be in good standing would have a material adverse effect on the business of the Company and its subsidiaries taken as a whole. All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned, directly or indirectly, by the Company, free and clear of all liens and encumbrances.

            (iii) LICENSES AND PERMITS. The Company and each of its subsidiaries has all required authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (including, without limitation, each insurance regulatory authority having jurisdiction over the Company or any insurance subsidiary of the Company) to own or lease its properties and conduct its business as described in the Prospectus, except such authorizations, approvals, orders, licenses, certificates and permits which, if not obtained, would not have a material adverse effect on the business of the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business of the Company and its subsidiaries taken as a whole.

            (iv) REGISTRATION STATEMENT AND PROSPECTUS. At the time the Registration Statement became effective, the Registration Statement and the Indenture complied, and as of the applicable representation date referred to in Section 2(a) hereof will comply, in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission promulgated thereunder. The Registration Statement, at the time it became effective, did

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
      not, and at each time thereafter at which any post-effective amendment thereto filed under the 1933 Act becomes effective and at which any Annual Report on Form 10-K is filed by the Company with the Commission and as of each applicable representation date referred to in Section 2(a) hereof, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus delivered to the applicable Agent(s) for use in connection with the offering of Notes is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and as of the date hereof, at the date of the Prospectus and of each amendment or supplement thereto, and as of each representation date referred to in Section 2(a) hereof, the Prospectus did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Agent expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility under the 1939 Act (Form T-1).

            (v) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus at the date hereof, at the date of the Prospectus and at each representation date referred to in Section 2(a), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus or such documents.

            (vi) FINANCIAL STATEMENTS. The financial statements (including the notes thereto) and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified; except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; and such supporting schedules present fairly in accordance with GAAP the information required to be stated therein.

            (vii) AUTHORIZATION AND VALIDITY OF THIS AGREEMENT, THE INDENTURE AND THE Notes. This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by each Agent, will be a valid and legally binding agreement of the Company. The Indenture has been duly qualified under the 1939 Act, has been

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      duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles. The Notes have been duly authorized by all necessary action by the Board of Directors, and by the Terms and Pricing Committee of the Board of Directors, of the Company, and, when the variable terms of the Notes have been established by any two of the authorized officers to whom such authority has been delegated and the same have been executed, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement (hereinafter defined), the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles, and will be entitled to the benefits of the Indenture. The Notes and the Indenture will be substantially in the forms heretofore delivered to each Agent and conform in all material respects to all statements relating thereto contained in the Prospectus.

            (viii) MATERIAL CHANGES OR MATERIAL TRANSACTIONS. Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be stated therein or contemplated thereby, (a) there has been no material adverse change nor any development or event involving a prospective material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business; and (b) there have not been any transactions entered into by the Company or any of its subsidiaries, other than transactions in the ordinary course of business or transactions which are not material in relation to the Company and its subsidiaries taken as a whole.

            (ix) NO DEFAULTS; REGULATORY APPROVALS. Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, charter or by-laws or in default in the performance or observance of any contractual obligation, the violation of or default under which has or will have a material adverse effect on the business of the Company and its subsidiaries taken as a whole. The execution and delivery of this Agreement and the Indenture and the consummation of the transactions contemplated herein, therein and pursuant to any applicable Terms Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation, as amended, or the Amended and Restated By-Laws of the Company or, to the best

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      knowledge of the Company, any law, administrative regulation or administrative or court order or decree.

            (x) LEGAL PROCEEDINGS; CONTRACTS. Except as may be set forth in the Registration Statement and Prospectus, there are no legal or governmental proceedings pending or to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject, which individually or in the aggregate, are expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or which reasonably could be expected to materially and adversely affect the properties or assets thereof, or which reasonably could be expected to materially and adversely affect the consummation of this Agreement. There are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

            (xi) NO AUTHORIZATION, APPROVAL OR CONSENT REQUIRED. No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Notes hereunder, except such as have been previously obtained or as may hereafter be required under the 1933 Act or the 1933 Act Regulations or state securities or "Blue Sky" or insurance laws.

            (xii) INVESTMENT COMPANY ACT OF 1940 NOT APPLICABLE. The Company is not, and after giving effect to the issue and sale of the Notes, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (xiii) COMMODITY EXCHANGE ACT. The Notes, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act.

      (b) ADDITIONAL CERTIFICATIONS. Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents in connection with the solicitation of offers to purchase Notes or the sale of Notes to an Agent or Agents pursuant to a Terms Agreement shall be deemed a representation and warranty by the Company to each Agent or to the Agent or Agents who have entered into such Terms Agreement, as the case may be, as to the matters covered thereby on the date of such certificate and at each representation date referred to in Section 2(a) hereof subsequent thereto.

SECTION 3.  SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

      (a) SOLICITATIONS AS AGENT. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent individually agrees, as an agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

      The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of

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time or permanently. Upon receipt of instructions from the Company, each Agent will forthwith suspend solicitation of offers to purchase the Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

      The Company agrees to pay each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by it, a commission in the form of a discount from the purchase price of such Note in an amount and manner to be agreed to by the Company and such Agent, which amount may not exceed the percentage of the principal amount of such Note as set forth in Exhibit A hereto.

      All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

      (b) PURCHASES AS PRINCIPAL. Each sale of Notes to one or more Agents, individually or in a syndicate, as principal shall be made in accordance with the terms contained herein and (unless the Company and the applicable Agent or Agents shall otherwise agree) pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent or Agents. Each such separate agreement (which may be an oral agreement and confirmed in writing) is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and one or more Agents. Each such Terms Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit B hereto. Any Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth, except as may be provided in such Terms Agreement. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the Agent or Agents pursuant thereto, the price to be paid to the Company for such Notes, the time and place of delivery of and payment for such Notes and such other provisions (including further terms of the Notes) as may be mutually agreed upon. Each Agent is authorized to engage the services of any broker or dealer in connection with the resale of the Notes purchased pursuant to any such Terms Agreement and may reallow to any broker or dealer a portion of the discount or commission payable pursuant hereto. Such Terms Agreement shall also specify the requirements for the officer's certificate, opinions of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof, respectively, and with respect to any stand-off agreement pursuant to Section 4(k) hereof, and with respect to any opinions pursuant to
Section 5(e) hereof.

      If the Company and two or more Agents enter into a Terms Agreement and one or more of such Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase (the "Defaulted Notes"), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

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            (i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

            (ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

      No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

      (c) PRICING SUPPLEMENT; ADMINISTRATIVE PROCEDURES. The purchase price, interest rate or interest rate basis(es) or formula, maturity date and other terms with respect to specific Notes shall be agreed upon by the Company and the applicable Agent and set forth in a pricing supplement to the Prospectus (a "Pricing Supplement") to be prepared by the Company in connection with each sale of Notes. Except as may be otherwise provided in the applicable Pricing Supplement, the Notes will be issued in denominations of $1,000 and integral multiples thereof. Administrative Procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.  COVENANTS OF THE COMPANY.

      The Company covenants with each Agent as follows:

      (a) NOTICE OF CERTAIN EVENTS. The Company will notify each Agent immediately (i) of the effectiveness of any post-effective amendment to the Registration Statement filed under the 1933 Act, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus filed under the 1933 Act (excluding, however, any Pricing Supplement or any prospectus supplement which relates solely to any offering of debt securities other than the Notes) or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, including any documents incorporated therein by reference, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is

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issued, to obtain the lifting thereof at the earliest possible moment. In addition, the Company will notify each Agent if the rating assigned to any long-term debt securities of the Company by any nationally recognized statistical rating organization engaged by the Company to provide such rating shall have been lowered.

      (b) NOTICE OF CERTAIN PROPOSED FILINGS. The Company will give each Agent notice of its intention to file or prepare any additional registration statements with respect to the registration of additional Notes, any amendment to the Registration Statement (including any Rule 462(b) Registration Statement) or any amendment or supplement to the Prospectus (other than a Pricing Supplement or any amendment or supplement to the Prospectus which relates exclusively to an offering of debt securities of the Company other than the Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish each Agent with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be.

      (c) COPIES OF THE REGISTRATION STATEMENT AND THE PROSPECTUS. The Company will deliver to each Agent as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto filed under the 1933 Act (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as such Agent may reasonably request. The Company will furnish to each Agent as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as such Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes. The Registration Statement, the Prospectus and any amendments or supplements thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) PREPARATION AND FILING OF PRICING SUPPLEMENTS. The Company will prepare, with respect to any Notes to be sold through or to one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

      (e) PROSPECTUS REVISIONS -- MATERIAL CHANGES. Except as otherwise provided in subsection (l) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of any of such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in such Agent's capacity as agent and to cease sales of any Notes such Agent may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

      (f) PROSPECTUS REVISIONS -- PERIODIC FINANCIAL INFORMATION. Except as otherwise provided in subsection (l) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to any of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to each Agent, confirmed in writing, and shall cause the Prospectus to be amended or supplemented, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference capsule financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

      (g) PROSPECTUS REVISIONS -- AUDITED FINANCIAL INFORMATION. Except as otherwise provided in subsection (l) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited consolidated financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited consolidated financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent auditors with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

      (h) EARNINGS STATEMENT. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

      (i) "BLUE SKY" QUALIFICATIONS. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities and insurance laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise each Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

      (j) 1934 ACT FILINGS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

      (k) STAND-OFF AGREEMENT. If required pursuant to the terms of a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent of the Agent or Agents who have entered into such Terms Agreement, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement and commercial paper in the ordinary course of business), except as may otherwise be provided for in any such Terms Agreement.

      (l) SUSPENSION OF CERTAIN OBLIGATIONS. The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section during any period from the time the Agents shall have suspended solicitation of offers to purchase the Notes in their capacity as agents pursuant to a request from the Company to the time the Company shall determine that solicitation of offers to purchase the Notes should be resumed or shall subsequently enter into a new Terms Agreement with one or more of the Agents; PROVIDED, HOWEVER, that compliance with such subsections shall be required for any portion of such period during which one or more of the Agents shall hold, as principal, any Notes purchased pursuant to a Terms Agreement, if so requested by any such Agent.

SECTION 5.  CONDITIONS OF OBLIGATIONS.

      Each Agent's obligations to solicit offers to purchase the Notes as agent of the Company, the obligations of any purchaser of Notes sold through an Agent as agent, and any one or more Agent's obligations to purchase Notes pursuant to any Terms Agreement, will be subject to the accuracy of the representations and warranties on the part of the Company herein contained and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

      (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement (including any Rule 462(b) Registration Statement) shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents.

      (b) LEGAL OPINIONS. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

      (1) OPINION OF GENERAL COUNSEL OF THE COMPANY. The opinion of the General Counsel or an Associate General Counsel of the Company (the "General Counsel"), to the effect that:

            (i) Each of the subsidiaries of the Company has been duly incorporated and is validly existing as a business corporation or an insurer, as the case may be, and is in good standing under the laws of its jurisdiction of incorporation; provided, however, that "good standing" means, with respect to any subsidiary incorporated under the laws of the State of Indiana, that such subsidiary has filed its most recent biennial report required by the laws of the State of Indiana and Articles of Dissolution have not been filed in the State of Indiana with respect to such subsidiary. Each of the subsidiaries of the Company has corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; to the knowledge of such counsel, the Company and each of its subsidiaries has been duly qualified as a foreign corporation for the transaction of business or licensed to transact business as an insurance company, as the case may be, and is in good standing under the laws of each other jurisdiction in which it owns or leases substantial properties, or conducts business, and where the failure so to qualify and be in good standing would have a material adverse effect on the business of the Company and its subsidiaries taken as a whole; all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned, directly or indirectly, by the Company, free and clear of all liens and encumbrances; and, to the knowledge of such counsel, the Company and each of its subsidiaries has all required authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (including, without limitation, each insurance regulatory authority having jurisdiction over the Company or any insurance subsidiary of the Company) to own or lease its properties and to conduct its business as described in the Prospectus, except such authorizations, approvals, orders, licenses, certificates and permits which, if not obtained, would not have a material adverse effect on the business of the Company and its subsidiaries taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause
      (i) upon opinions (in form and substance satisfactory to the Agents) of local counsel and of counsel for the subsidiaries, such counsel being acceptable to counsel for the Agents, copies of which shall be furnished to each Agent; and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he or she believes that he or she is justified in relying upon such opinions and certificates);

            (ii) There are no legal or governmental proceedings pending or, to the best knowledge of such counsel, threatened of a character which are required to be disclosed in the Registration Statement and Prospectus, other than as disclosed therein; to the best knowledge of such counsel, there are no contracts, indentures, mortgages, deeds of trust, loan agreements or other documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the 1934 Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

            (iii) Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, charter or by-laws or in default in the performance or observance of any contractual obligation known to such counsel, the violation of or default under which has or will have a material adverse effect on the business of the Company and its subsidiaries taken as a whole. The issue and sale of the Notes, the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement (and, if the opinion is being given pursuant to Section 7(c) hereof as a result of the Company having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement), and the consummation of the transactions herein and therein contemplated will not
      (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for money borrowed to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (B) result in any violation of (x) the provisions of the Restated Articles of Incorporation, as amended, or the Amended and Restated By-Laws of the Company or (y) any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, in any manner which, in the case of clauses (A) and (B)(y), would have a material adverse effect on the business of the Company and its subsidiaries taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause (iii) with respect to subsidiaries upon opinions (in form and substance satisfactory to the Agents) of counsel for the subsidiaries, such counsel being acceptable to counsel for the Agents, copies of which shall be furnished to each Agent, provided that such counsel shall state that he or she believes that he or she is justified in relying upon such opinions); and

            (iv) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement (and, if the opinion is being given pursuant to Section 7(c) hereof as a result of the Company having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement) or the Indenture, except such as may be required under the 1933 Act and the 1939 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "Blue Sky" or insurance laws.

      (2) OPINION OF SPECIAL COUNSEL TO THE COMPANY. The opinion or opinions of Baker & Daniels, special counsel to the Company (the "Special Counsel"), to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana;

            (ii) The Company has the corporate power and authority to own its properties and conduct its business as described in the Registration Statement;

            (iii) This Agreement (and, if the opinion is being given pursuant to Section 7(c) hereof as a result of the Company having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement) has been duly authorized, executed and delivered by the Company;

            (iv) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles;

            (v) The form of the Notes to be issued has been authorized in or pursuant to the Indenture, the Notes have been duly authorized by all necessary action by the Board of Directors, and by the Terms and Pricing Committee of the Board of Directors, of the Company and, when the variable terms of the Notes have been established by any two of the authorized officers to whom such authority has been delegated and the Notes have been executed and authenticated as specified in the Indenture and delivered against payment of the consideration therefor determined in accordance with this Agreement (and, if the opinion is being given pursuant to Section 7(c) hereof as a result of the Company having entered into a Terms Agreement requiring such opinion, in accordance with the applicable Terms Agreement), (A) the Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles, and (B) each holder of Notes will be entitled to the benefits of the Indenture;

            (vi) The information in the Prospectus under the captions "Description of the Notes", "United States Federal Income Taxation", and "Description of Debt Securities", or any caption purporting to cover such matters, to the extent that such information constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by us and is correct in all material respects;

            (vii) The Indenture is qualified under the 1939 Act;

            (viii) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission;

            (ix) The Registration Statement (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or the Statement of Eligibility filed as an exhibit thereto, as to which no opinion need be expressed), at the time it became effective, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act, the 1939 Act and the respective rules and regulations thereunder;

            (x) The Company is not, and after giving effect to the issue and sale of the Notes, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

            (xi) The documents incorporated by reference in the Prospectus (other than the financial statements, supporting schedules and other financial data included therein, as to which no opinion need be expressed), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

      In giving such opinion, Baker & Daniels may rely as to matters of New York law upon the opinion of Brown & Wood LLP referred to in subparagraph (b)(3) of this Section.

            (3) OPINION OF COUNSEL TO THE AGENTS. The opinion of Brown & Wood LLP, counsel to the Agents, covering the matters referred to in subparagraph (b)(2) of this Section under the subheadings (i) and (iii) through (ix), inclusive. In giving such opinion, Brown & Wood LLP may rely as to matters of Indiana law upon the opinion of Baker & Daniels referred to in subparagraph (b)(2) of this Section.

            (4) In giving their opinions required by subparagraphs (b)(2) and
      (b)(3) of this Section, Baker & Daniels and Brown & Wood LLP shall each additionally state that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement (other than the financial statements, supporting schedules and other financial data contained or incorporated by reference therein or omitted therefrom and for the Statement of Eligibility filed as an exhibit thereto, as to which such counsel need not comment), at the time it became effective, or if a post-effective amendment to the Registration Statement under the 1933 Act or an annual report on Form 10-K under the 1934 Act has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time the most recent such amendment became effective or the most recent such Form 10-K was filed, as the case may be (and, if the opinion is being given pursuant to Section 7(c) hereof as a result of the Company having entered into a Terms Agreement requiring such opinion, as of the date of such Terms Agreement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need not comment), as amended or supplemented at the date of this Agreement (or, if the opinion is being given pursuant to Section 7(c) hereof, as amended or supplemented at the date of such opinion and, if being given as a result of the Company having entered into a Terms Agreement requiring such opinion, as amended or supplemented at the date of such Terms Agreement and the Settlement Date with respect thereto), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (c) OFFICER'S CERTIFICATE. At the date hereof (and at each Settlement Date if called for under any Terms Agreement), each Agent shall have received a certificate signed by the Chairman, the President or a Vice President of the Company, dated as of the date hereof (or such Settlement Date), to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of such Terms Agreement, as applicable, there has not been any material adverse change nor any development or event involving a prospective material adverse change in the business, financial condition, or results of operations of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business; (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate; (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the date of such certificate; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

      (d) COMFORT LETTER. On the date hereof and at each Settlement Date with respect to any Terms Agreement if called for by such Terms Agreement, the independent auditors who have audited the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Agents a letter or letters dated as of the date hereof or such Settlement Date, as the case may be, in form and substance reasonably satisfactory to the Agents, to the effect set forth in Exhibit C hereto.

      (e) OTHER DOCUMENTS. On the date hereof and at each Settlement Date with respect to any applicable Terms Agreement if called for by such Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Notes as herein contemplated and the related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

      If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, at the option of the applicable Agent or Agents, any Terms Agreement, may be terminated by any Agent party hereto or the Agent or Agents party to such Terms Agreement by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in
Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery in Section 11 hereof, the provisions set forth under "Governing Law" in Section 14 hereof and the provisions set forth under "Parties" in Section 15 hereof shall remain in effect; PROVIDED, HOWEVER, that an Agent's termination of this Agreement shall terminate this Agreement only as between such Agent and the Company.

SECTION 6. DELIVERY OF AND PAYMENT FOR NOTES SOLD THROUGH AN AGENT.

      Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the respective Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by that Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7.  ADDITIONAL COVENANTS OF THE COMPANY.

      The Company covenants and agrees with each Agent that:

      (a) REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent) and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent) shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or delivery, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

      (b) SUBSEQUENT DELIVERY OF CERTIFICATES. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented by a filing under the 1933 Act (other than by a Pricing Supplement and, unless any Agent shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of securities other than the Notes), (ii) there is filed with the Commission under the 1934 Act any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of securities under the Registration Statement or to quarterly or annual financial results of the Company, in each case unless any Agent shall otherwise specify), (iii) if required pursuant to the terms of a Terms Agreement, the Company sells Notes to one or more Agents pursuant to a Terms Agreement or (iv) if specifically requested by the Agent or Agents to or through whom the Notes are issued and sold, the Company issues and sells Notes through or to one or more Agents bearing interest determined by reference to an interest rate basis or formula not described in the Prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of clause (iii) above, any such certificate shall also include a certification that there has been no material adverse change or any development or event involving a prospective material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, since the date of the applicable Terms Agreement).

      (c) SUBSEQUENT DELIVERY OF LEGAL OPINIONS. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented by a filing under the 1933 Act (other than by a Pricing Supplement or an amendment or supplement providing solely for the inclusion of additional financial information, and, unless any Agent shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of securities other than the Notes), (ii) there is filed with the Commission under the 1934 Act any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K or Quarterly Report on Form 10-Q, unless any Agent shall otherwise specify), (iii) if required pursuant to the terms of a Terms Agreement, the Company sells Notes to one or more Agents pursuant to a Terms Agreement or (iv) if specifically requested by the Agent or Agents to or through whom the Notes are issued and sold, the Company issues and sells Notes through or to one or more Agents bearing interest determined by reference to an interest rate basis or formula not described in the Prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents written opinions of the General Counsel and Special Counsel to the Company, or other counsel satisfactory to the Agents, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Sections 5(b)(1) and 5(b)(2) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, each respective counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

      (d) SUBSEQUENT DELIVERY OF COMFORT LETTERS. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented by a filing under the 1933 Act to include additional financial information or there is filed with the Commission under the 1934 Act any document incorporated by reference into the Prospectus which contains additional financial information (other than any Current Report on Form 8-K relating exclusively to quarterly or annual financial results of the Company, unless any Agent shall otherwise specify), or (ii) if required pursuant to the terms of a Terms Agreement, the Company sells Notes to one or more Agents pursuant to a Terms Agreement, the Company shall cause the independent auditors who have audited the financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus forthwith to furnish the Agents a letter, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(d) hereof, but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; PROVIDED, HOWEVER, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such auditors may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of any Agent, such letter should cover such other information.

SECTION 8.  INDEMNIFICATION.

      (a) INDEMNIFICATION OF THE AGENTS. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any Agent), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) and
      (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or made in reliance upon the Statement of Eligibility under the 1939 Act filed as an exhibit to the Registration Statement.

      (b) INDEMNIFICATION OF COMPANY. Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement (or signs any amendment thereto), and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

      (c) GENERAL. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement or threat of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement or threat thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action shall be commenced or threatened against any indemnified party and it shall notify the indemnifying party of the commencement or threat thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall desire and so elect within a reasonable time after receipt of such notification, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party and it being understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel of which there shall not be more than one firm in any jurisdiction) for all such indemnified parties (treating the indemnified party and its controlling persons, directors and officers referred to in subsections (a) and (b) above, respectively, to which the provisions of this Section 8 extend as a single indemnified party for such purpose)), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Whether or not the indemnifying party elects to assume the defense of any action commenced or threatened in accordance with this subsection (c), the indemnifying party shall not be liable for any settlement of such action effected by the indemnified party unless such settlement is effected with the prior written consent of the indemnifying party.

SECTION 9.  CONTRIBUTION.

      If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless a party claiming indemnification thereunder in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each party against whom indemnification thereunder was claimed shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by the party claiming indemnification thereunder, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents, on the other hand, from the offering of the Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company, on the one hand, and the applicable Agent(s), on the other hand, in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discount or commission received by each applicable Agent, as the case may be, bears to the aggregate initial offering price of such Notes.

      The relative fault of the Company, on the one hand, and the applicable Agents, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company or by the applicable Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the applicable Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 9, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total discount or commission received by such Agent in connection with the offering of the Notes that were the subject of the claim for indemnification exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from the Company by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 9 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent purchased from the Company.

      For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement (or signs any amendment thereto), and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, shall have the same rights to contribution as the Company.

SECTION 10. PAYMENT OF EXPENSES.

      The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

            (i) The preparation and filing of the Registration Statement and any amendments thereto and the Prospectus and any amendments or supplements thereto;

            (ii) The preparation, filing and reproduction of this Agreement;

            (iii) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

            (iv) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel and of any Calculation Agent;

            (v) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the Program and, except where Notes are sold to one or more Agents acting as principal, incurred from time to time in connection with the transactions contemplated hereby;

            (vi) The qualification of the Notes under securities and insurance laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

            (vii) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

            (viii) The printing (or copying) and delivery to the Agents of copies of the Indenture (and any supplements and amendments thereto) and any "Blue Sky" Survey and any Legal Investment Survey;

            (ix) Any fees charged by rating agencies for the rating of the Notes;

            (x) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

            (xi) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company;

            (xii) The cost of providing CUSIP or other identification numbers for the Notes; and

            (xiii) The fees and expenses of any Depository (as defined in the Indenture) and any nominees thereof in connection with the Notes.

SECTION 11. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

      All representations, warranties and agreements contained in this Agreement or any Terms Agreement, or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12. TERMINATION.

      (a) TERMINATION OF THIS AGREEMENT. This Agreement may be terminated for any reason, at any time by any party hereto upon the giving of 30 days' written notice of such termination to each other party hereto; PROVIDED, HOWEVER, that an Agent's termination of this Agreement shall terminate this Agreement only between such Agent and the Company; and, PROVIDED FURTHER, that the Company may, if it so elects, terminate this Agreement as between itself and one, some or all of the Agents by specifying the Agents with respect to which this Agreement is to be terminated in the written notice of termination.

      (b) TERMINATION OF A TERMS AGREEMENT. The applicable Agent or Agents, as the case may be, may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there shall have been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement and Prospectus, any material adverse change or any development or event involving a prospective material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business; or (ii) if there shall have occurred, since the date of such Terms Agreement, any of the following (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or any other exchange on which application shall have been made to list the Notes, or (B) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities, or (C) an outbreak or escalation of hostilities or other national or international calamity or crisis, if the effect of any such event specified in this clause (ii) in the reasonable judgment of the applicable Agent or Agents makes it impracticable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus; or
(iii) if there shall have occurred, since the date of such Terms Agreement, a downgrading in the rating accorded the Company's long-term debt securities by either Moody's Investors Service, Inc. or Standard & Poor's Ratings Services.

      (c) GENERAL. In the event of any such termination, no party will have any liability to the other parties hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with the third paragraph of
Section 3(a) hereof, (ii) if at the time of termination an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so delivered, (iii) if at the time of termination any Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until the earlier of the time such Notes are resold and nine (9) months after delivery of written notice of termination, and (iv) the covenant set forth in Section 4(h) hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10, 11, 14 and 15 hereof shall remain in effect.

SECTION 13. NOTICES.

      Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the specified address.

If to the Company:

      American General Finance Corporation
      c/o American General Corporation
      2929 Allen Parkway
      Houston, Texas  77019-2155

      Attention: Assistant Treasurer - Corporate Finance
      Telecopy:  (713) 522-3487

      If to an agent, to the address specified on the signature page to this Agreement.

or at such other address as such parties may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14. GOVERNING LAW.

      This Agreement and all the rights and obligations of the parties created hereby shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

SECTION 15. PARTIES.

      This Agreement shall inure to the benefit of and be binding upon each Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. EFFECT OF HEADINGS.

      The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17. COUNTERPARTS.

      This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Agents and the Company in accordance with its terms.

                                Very truly yours,

                              AMERICAN GENERAL FINANCE CORPORATION


                              By:________________________________________
                                 Bryan A. Binyon
                                 Vice President and Treasurer


                              By:________________________________________
                                 David M. McManigal
                                 Assistant Treasurer

Accepted:                                 Address for notices:
FIRST UNION SECURITIES, INC.              First Union Securities, Inc.
                                          One First Union Center, TW-10
                                          301 South College Street
                                          Charlotte, NC 28288-0602
                                          Telcopy: (704) 383-9165

By:___________________________________
Name:
Title:

LEHMAN BROTHERS INC.                      Lehman Brothers Inc.
                                          3 World Financial Center, 9th Floor
                                          New York, New York 10285
                                          Attention: MTN Trading Desk
                                          Telcopy: (212) 526-1578
By:___________________________________
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH     Merrill Lynch & Co.
         INCORPORATED                     Merrill Lynch, Pierce, Fenner & Smith
                                                  Incorporated
                                          World Financial Center
                                          North Tower, 15th Floor
                                          New York, New York 10281-1315
                                          Attention: MTN Product Management
                                          Telcopy: (212) 449-2234

By:___________________________________
Name:
Title:

SALOMON SMITH BARNEY INC.                 Salomon Smith Barney Inc.
                                          388 Greenwich Street, 34th Floor
                                          New York, New York 10013
                                          Attention: MTN Product
                                                     Management/Origination
                                          Telcopy: (212) 816-7912

By:___________________________________
Name:
Title:

                                                                       EXHIBIT A

      As consideration for the services of the Agents hereunder, the Company shall pay the Agent who places any Note a commission in the form of a discount from the purchase price of such Note in an amount and manner agreed to by the Company and such Agent, which amount may not exceed the percentage of the principal amount of such Note set forth below; PROVIDED, HOWEVER, that this commission schedule may be revised from time to time by the Company at its sole discretion, by written notice thereof from the Company to all of the Agents.

                                                             PERCENT OF
MATURITY RANGES                                           PRINCIPAL AMOUNT
---------------                                           ----------------
From 9 months but less than 1 year......................            0.125%

From 1 year but less than 18 months.....................            0.150%

From 18 months but less than 2 years....................            0.200%

From 2 years but less than 3 years......................            0.250%

From 3 years but less than 4 years......................            0.350%

From 4 years but less than 5 years......................            0.450%

From 5 years but less than 6 years......................            0.500%

From 6 years but less than 7 years......................            0.550%

From 7 years but less than 10 years.....................            0.600%

From 10 years but less than 15 years....................            0.625%

From 15 years but less than 20 years....................            0.700%

From 20 years but less than 30 years....................            0.750%

From 30 years or more...................................            0.875%

                                                                       EXHIBIT B

The following terms, if applicable, shall be agreed to by the applicable Agent or Agents and the Company pursuant to each Terms Agreement:

      Principal Amount:  U.S. $____________
      Certificated Notes or Book-Entry Notes:

      If Fixed Rate Note, Interest Rate:

      If Floating Rate Note
            Interest Rate Basis(es):
            If LIBOR,
                  LIBOR Reuters Page:
                  LIBOR Telerate Page:
            If CMT Rate,
                  Designated CMT Telerate Page:
                  If Telerate Page 7052:
                        Weekly Average:
                        Monthly Average:
                  Designated CMT Maturity Index:
               Index Maturity:
               Spread, if any:
               Spread Multiplier, if any:
               Initial Interest Rate, if any:
               Initial Interest Reset Date:
               Interest Reset Date(s):
               Interest Payment Date(s):
               Maximum Interest Rate, if any:
               Minimum Interest Rate, if any:
               Fixed Rate Commencement Date, if any:
               Fixed Interest Rate, if any:
               Day Count Convention:
               Calculation Agent:

      If redeemable at the option of the Company:
               Initial Redemption Date:
               Initial Redemption Percentage:
               Annual Redemption Percentage Reduction, if any:

      If repayable at the option of the holder thereof:
               Optional Repayment Date(s):
               Original Issue Date:
               Stated Maturity:
               Purchase Price: ____%, plus accrued interest, if any, from ______ Purchase Price: ____%, plus accrued interest, if any, from ______

               Issue Price:
               Settlement Date and Time:
               Additional/Other Terms:

      Also, agreement as to whether the following will be required:

               Officer's Certificate pursuant to Section 7(b) of the Distribution Agreement.

               Legal Opinions pursuant to Section 7(c) of the Distribution Agreement.

               Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.

               Stand-off Agreement pursuant to Section 4(k) of the Distribution Agreement.

               Opinions pursuant to Section 5(e) of the Distribution Agreement.

                                                                       EXHIBIT C

      Pursuant to subsection 5(d) of the Distribution Agreement, the Agents shall have received from the independent certified public accountants who have audited the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus, one or more letters, each of which shall be to the effect that they are independent auditors with respect to the Company within the meaning of the 1933 Act and the applicable published rules and regulations thereunder and which, when read together, shall be to the further effect that:

            (i) In their opinion, the consolidated financial statements audited by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations thereunder;

            (ii) On the basis of performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement on Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included or incorporated by reference in the Registration Statement and Prospectus, a reading of any other unaudited financial statement data included or incorporated by reference in the Registration Statement and Prospectus, a reading of the latest available interim unaudited financial statements of the Company and its subsidiaries ("Interim Financials"), if any, a reading of any unaudited pro forma financial statements included or incorporated by reference in the Registration Statement and Prospectus and a reading of the minutes of the Company's shareholder's meetings, the meetings of the Board of Directors, the Executive Committee of the Board of Directors and the Terms and Pricing Committee of the Board of Directors, since the end of the most recent fiscal year with respect to which an audit report has been issued and inquiries of and discussions with certain officials of the Company who have responsibility for financial and accounting matters with respect to the unaudited financial statements and any other unaudited financial statement data included or incorporated by reference in the Registration Statement and Prospectus, any Interim Financials, and any unaudited pro forma financial statements included or incorporated by reference in the Registration Statement and Prospectus, and as to whether (1) as of a specified date not more than three business days prior to the date of the letter, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Company and its subsidiaries (except for increases due to accretion of discount on original issue discount securities, if any) or any decrease in the consolidated net assets of the Company and its subsidiaries (before considering the effect of unrealized gains and losses on debt and equity securities classified as

      "available for sale" under Statement of Financial Accounting Standards ("SFAS") No. 115) as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus (the "Recent Balance Sheet") or (2) during the period, if any, from the date of the Recent Balance Sheet to the date of the most recent balance sheet included in the Interim Financials (the "Interim Period") there was any decrease, as compared with the corresponding period in the preceding year, in consolidated total revenues or in consolidated net income of the Company and its subsidiaries, or (3) during the period from the date of the Interim Financials or, if there are no Interim Financials, from the date of the Recent Balance Sheet to a specified date not more than three business days prior to the date of the letter there was any decrease, as compared with the corresponding period in the preceding year, in consolidated total revenues or in consolidated net income of the Company and its subsidiaries, which reading, inquiries and discussions would not necessarily reveal changes in the financial position or results of operations or inconsistencies in the application of generally accepted accounting principles or other matters of significance with respect to the following, nothing came to their attention that caused them to believe that (A) any material modifications should be made to the unaudited financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus for them to be in conformity with generally accepted accounting principles or that such unaudited financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the related published rules and regulations thereunder, (B) the Interim Financials, if any, are not stated on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus, (C) any other unaudited financial statement data included or incorporated by reference in the Registration Statement and Prospectus do not agree with the corresponding items in the unaudited financial statements from which such data were derived or any such unaudited financial statement data were not determined on a basis substantially consistent with the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement and Prospectus, (D) any unaudited pro forma financial statements included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements, (E)(1) as of the date of the Interim Financials, if any, and as of a specified date not more than three business days prior to the date of the letter, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Company and its subsidiaries (except for increases due to accretion of discount on original issue discount securities, if any) or any decrease in the consolidated net assets of the Company and its subsidiaries (before considering the effect of unrealized gains and losses on debt and equity securities classified as "available for sale" under SFAS No. 115) as compared with the amounts shown on the Recent Balance Sheet or (2) during any Interim Period, there was any decrease, as compared with the corresponding period in the preceding year, in consolidated total revenues or in consolidated net income of the Company and its subsidiaries, or (3) during the period from the date of the Interim Financials or, if there are no Interim Financials, from the date of the Recent Balance Sheet to a specified date not more than three business days prior to the date of the letter there was any decrease, as compared with the corresponding period in the preceding year, in consolidated total revenues or in consolidated net income of the Company and its subsidiaries except in each such case for (1), (2) and (3) as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions as may be enumerated in such letter; and

            (iii) In addition to the limited procedures referred to in clause
      (ii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are derived from the general financial and accounting records of the Company and its subsidiaries, which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents and have compared such amounts, percentages and financial information with the financial and accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                       3